UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2008
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, the Compensation Committee of the Board of Directors of Marlin Business Services Corp. approved increases in the base salaries of Daniel P. Dyer, Chairman, President and Chief Executive Officer, and George D. Pelose, Chief Operating Officer, General Counsel and Secretary, which were made retroactive to October 1, 2008.   The base salary for Mr. Dyer was increased from $320,000 to $390,000, and the base salary for Mr. Pelose was increased from $295,000 to $325,000.  On December 15, 2008, the Compensation Committee also granted 40,000 shares of restricted common stock to Mr. Dyer, and 50,000 shares of restricted common stock to Mr. Pelose, and approved the grant of 20,000 shares of restricted common stock to Mr. Dyer on January 2, 2009.  The restricted common stock vests on the third anniversary of the date of grant if the executive is employed on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2008

MARLIN BUSINESS SERVICES CORP.
By: Name: Title:	/s/ Daniel P. Dyer Daniel P. Dyer Chief Executive Officer